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                                                                     EXHIBIT 21


                  BERGEN BRUNSWIG CORPORATION AND SUBSIDIARIES


                           SUBSIDIARIES OF REGISTRANT


The following is a list of the significant subsidiaries of registrant as of November 30, 1996:

                                                              PERCENTAGE
                                                              OF VOTING
                                                              SECURITIES
                                         STATE OF             OWNED BY
NAME                                     INCORPORATION        REGISTRANT
----                                     -------------        ----------
Durr-Fillauer Medical, Inc.              Delaware                100%

Bergen Brunswig Drug Company             California              (1)

Bergen Brunswig Medical Corporation
  (formerly known as Durr Medical
  Corporation)                           Alabama                 (1)





(1)   100% owned by Durr-Fillauer Medical, Inc.

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